     Exhibit 99.1

Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
brock@bankofsmithtown.net

PRESS RELEASE

Release Date:	November 29, 2006

Contact:	Ms. Judith Barber Corporate Secretary	News Contact:	Peter Hamilton Rubenstein Associates (work) 212-843-8015 (home) 631-928-8437 (cell) 516-375-6434

SMITHTOWN BANCORP TO BEGIN
 TRADING ON NASDAQ GLOBAL MARKET

Smithtown, NY, November 29, 2006 - Smithtown Bancorp (NASDAQ: SMTB), the parent company of Bank of Smithtown, today announced that the company’s stock will begin trading on the NASDAQ Global Market this Friday, December 1, 2006.

Since April 2004, the company’s stock has traded on the NASDAQ Capital Market, which is a stock market comprised mostly of small-cap and mid-cap companies. Today, the company’s assets exceed $1 billion and the market capitalization is approximately $250 million.

Over the past 10 years, the market value of Smithtown Bancorp stock has risen at a compounded annual growth rate of more than 30% per year. Earlier this year, Investors Business Daily added Smithtown Bancorp to its list of the “Top 100” stocks in the United States. So far this year, the price for the company’s stock has risen by approximately 36%. In contrast, the S & P 500 and the NASDAQ Composite Index have year-to-date gains of 10.70% and 9.10%, respectively.